UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Hines Global REIT II, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

We are filing this Amendment No. 1 to our Definitive Proxy Statement (“Amendment No. 1”), to reflect an increase in the compensation to be paid to our independent directors, which was approved by our board of directors after April 24, 2017, the date on which we initially filed our definitive proxy statement with the Securities and Exchange Commission, as well as a new mailing date of this Amendment No.1 in lieu of the original definitive proxy statement. No other changes have been made to the original definitive proxy statement. We will print and distribute to our stockholders this Amendment No. 1 in lieu of the original definitive proxy statement.

Hines Global REIT II, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 13, 2017

To the stockholders of Hines Global REIT II, Inc.:

I am pleased to invite our stockholders to the annual meeting of stockholders of Hines Global REIT II, Inc. The annual meeting will be held at the Uptown Room, located on the 2nd floor of Williams Tower, 2800 Post Oak Boulevard, Houston, Texas 77056 at 9:00 a.m., local time, on September 13, 2017. At the meeting, you will be asked to:

•	elect five directors for one-year terms expiring in 2018 and until their successors are duly elected and qualify;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm;

•	approve an amendment to a provision of our charter (the “Charter”) to comply with a request from a state securities administrator; and

•	conduct such other business as may properly come before the annual meeting or any postponement adjournment thereof.

Our board of directors has fixed the close of business on June 16, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only record holders of common stock at the close of business on the record date are entitled to notice of, and to vote, at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact: Hines Global REIT II, Inc., Attention: Ryan T. Sims, Chief Financial Officer and Secretary, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 (telephone: (888) 220-6121).

Whether you own few shares or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the meeting. If you do not attend the meeting and vote in person, you may vote your shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations.

You are cordially invited to attend the annual meeting.

Your vote is important.

By Order of the Board of Directors,

Jeffrey C. Hines
Chairman
Houston, Texas
July 6, 2017

Proxy Statement

Hines Global REIT II, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

PROXY STATEMENT

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of Hines Global REIT II, Inc. (which we refer to in this proxy statement as “Hines Global II” or the “Company”) for use at the annual meeting of our stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. The mailing address of our principal executive offices is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. We expect to mail this proxy statement and the accompanying proxy card to our stockholders on or about July 21, 2017. Our 2016 Annual Report to Stockholders was mailed on or about May 1, 2017.

Important Notice Regarding Availability of Proxy Materials

This proxy statement, the form of proxy card, our 2016 Annual Report to Stockholders and our annual report on Form 10-K for the year ended December 31, 2016, are available in the SEC Filings section of our website at www.hinessecurities.com/reits/hines-global-reit-2/sec-filings/.

Stockholders may also obtain a copy of these materials by writing to Hines Global REIT II, Inc., Attention: Ryan T. Sims, Chief Financial Officer and Secretary. Upon payment of a reasonable fee, stockholders may also obtain a copy of the exhibits to our Annual Report on Form 10-K for the year ended December 31, 2016.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the annual meeting and where will it be held?

Our 2017 annual meeting of stockholders will be held on September 13, 2017, at 9:00 a.m., local time. The meeting will be held at the Uptown Room, located on the 2nd floor of Williams Tower, 2800 Post Oak Boulevard, Houston, Texas 77056.

What will I be voting on at the meeting?

At the meeting, you will be asked to:

•	elect five directors for one-year terms expiring in 2018 and until their successors are duly elected and qualify;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm;

•	approve an amendment to our charter (the “Charter”) to comply with a request from a state securities administrator; and

•	conduct such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our board of directors does not know of any matters that may be acted upon at the meeting other than the matters set forth in the bullets listed above.

Who can vote at the meeting?

The record date for the determination of holders of our common stock entitled to notice of and to vote at the meeting, or any adjournment or postponement of the meeting, is the close of business on June 16, 2017. Each holder of our common stock issued and outstanding as of the record date is entitled to vote at the meeting. As of April 5, 2017, approximately 32.6 million shares of our common stock were outstanding.

How many votes do I have?

Each share of our common stock has one vote on each matter considered at the meeting or any postponement or adjournment thereof. The enclosed proxy card shows the number of shares of common stock you are entitled to vote.

How can I vote?

You may vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via the Internet at http://www.AALvote.com/HINESGII;

•	by telephone, by calling toll free 1-866-804-9616; or

•	by mail, by completing, signing, dating and returning your proxy card in the enclosed envelope.

For those stockholders with Internet access, we encourage you to vote via the Internet, a convenient means of voting that also provides cost savings to us. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting and the control number required to submit your vote via the Internet or by phone, see your proxy card enclosed with this proxy statement.

If your shares of common stock are held in an account by a bank, broker, or other nominee on your behalf, you may receive instructions from your bank, broker, or other nominee describing how to vote your shares.  A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by the Internet or telephone. This option is separate from that offered by Alliance Advisors, the firm we have retained to aid in the solicitation process, and should be reflected on the voting form from a bank or brokerage firm that accompanies this proxy statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the voting of these shares by the Internet or telephone by following the instructions on the voting form enclosed with the proxy from the bank or brokerage firm. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the annual meeting.

You also may vote your shares at the meeting. If you attend the annual meeting, you may submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting. To obtain directions to be able to attend the meeting and vote in person, contact Hines Global REIT II Investor Relations at (888) 220-6121.

How will proxies be voted?

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “for” election of the nominees for director named in the proxy, “for” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and “for” the amendment of our Charter as described in Proposal 3.

The board of directors does not intend to present, and has no information indicating that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the accompanying proxy card to vote the proxies held by them in accordance with their discretion on such matters.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (either in the mail, or by telephone or the Internet), by attending the meeting and voting in person or by written notice to us addressed to: Hines Global REIT II, Inc., Attention: Ryan T. Sims, Chief Financial Officer and Secretary, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. No written revocation shall be effective, however, unless and until it is received by us at or prior to the meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the board of directors.

What are the board’s recommendations?

The board of directors recommends that you vote “for” Proposals 1, 2 and 3.

Why are you proposing to amend the Charter?

As a publicly registered, non-traded REIT, federal and state securities laws require us to register our public offerings with both the Securities and Exchange Commission (the “SEC”) and with the state securities regulators in each U.S. state in which we offer and sell our shares. Additionally, the majority of state securities regulators require us to renew these registrations annually. During this annual state renewal process, state securities administrators may review and comment upon the terms of our public offering and our Charter.

In connection with our application to renew the registration of our initial public offering of our common stock with the State of Washington, the securities administrator in the State of Washington conditioned its agreement to approve the renewal application upon the agreement of our management propose a certain amendment to our Charter (the “Charter Amendment Proposal”) to our board of directors for consideration for submission to our stockholders. Specifically, the Charter Amendment Proposal seeks to amend a defined term in our Charter in order to conform our Charter to the Statement of Policy Regarding Real Estate Investment Trusts issued by the North American Securities Administrators Association on May 7, 2007 (the “NASAA REIT Guidelines”). Our board of directors has declared the Charter Amendment Proposal advisable and has directed that the Charter Amendment Proposal be submitted for consideration by our stockholders at the Annual Meeting.

The Charter Amendment Proposal is discussed in detail in “Proposal No. 3: Amendment to Our Charter.” The full text of the proposed amendment to our Charter is included as Annex A to this proxy statement. If the Charter Amendment Proposal does not receive sufficient votes to be approved, then our Charter will not be amended as described in the Charter Amendment Proposal.

What vote is required to approve each proposal?

Election of Directors. There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the meeting. Any shares not voted (whether by abstention, withholding authority or broker non-vote) will have the effect of votes against the election of nominees to our board of directors.

Ratification of Appointment of Independent Auditors. This proposal requires the affirmative vote of a majority of the votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Charter Amendment Proposal. This proposal requires the affirmative vote of a majority of the votes entitled to be cast on such proposal. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have the effect of a vote against the Charter Amendment Proposal.

What constitutes a “quorum”?

The presence at the meeting, in person or represented by proxy, of the holders entitled to cast at least 50 percent of all of the votes entitled to be cast at the meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Will you incur expenses in soliciting proxies?

We will bear all costs associated with soliciting proxies for the meeting. Solicitations may be made on behalf of our board of directors by mail, personal interview, telephone or other electronic means by our officers and other employees of Hines Global REIT II Advisors LP (our “Advisor”), who will receive no additional compensation. We have retained Alliance Advisors to aid in the solicitation of proxies. We will pay Alliance Advisors a fee of approximately $5,000 in addition to variable costs related to the solicitation of proxies as well as reimbursement of its out-of-pocket expenses. We will request that banks, brokers, custodians, nominees, fiduciaries and other record holders forward copies of the proxy materials to people on whose behalf they hold shares of common stock and request authority for the exercise of proxies by the record holders on behalf of those people, if necessary. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of our common stock.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in different accounts. You should vote shares held in each of your accounts by telephone, the Internet or mail. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should contact Hines Global REIT II Investor Relations at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 or call us at (888) 220-6121. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to stockholders. The rule allows us to, with the consent of affected stockholders, send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Hines Global REIT II Investor Relations at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 or call us at (888) 220-6121. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact Hines Global REIT II Investor Relations.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

Pursuant to our bylaws, in order for a stockholder proposal to be properly submitted for presentation at our 2018 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on January 24, 2018 and ending on February 23, 2018. In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if you wish to present a proposal for inclusion in the proxy material for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than February 23, 2018. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Hines Global REIT II, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Ryan T. Sims, Chief Financial Officer and Secretary. For additional information, see the section in this proxy statement captioned “Stockholder Proposals for the 2018 Annual Meeting.”

PROPOSAL ONE:
ELECTION OF DIRECTORS

General

Our board of directors ultimately is responsible for the management and control of our business and operations. We have no employees and have retained our Advisor to manage our day-to-day operations, including the acquisition of our properties. The Advisor is an affiliate of our sponsor, Hines Interests Limited Partnership (“Hines”). Our board of directors, especially our independent directors, is responsible for monitoring and supervising our Advisor’s conduct of our day-to-day operations.

Our Charter and bylaws provide for a board of directors with no fewer than three and no more than ten directors, a majority of whom must be independent. An “independent director” is defined under our Charter and means a person who is not, and within the last two years has not been, directly or indirectly associated with Hines or our Advisor by virtue of:

•	ownership of an interest in Hines, our Advisor or their affiliates, other than the Company or any affiliate with securities registered under the Exchange Act;

•
employment by (or service as an officer, trust manager or director of) Hines, our Advisor or their affiliates, other than service as a director for us or any affiliate with securities registered under the Exchange Act;

•	performance of services, other than as a director, for us or any affiliate with securities registered under the Exchange Act;

•	service as a director, trust manager or trustee of more than three real estate investment trusts advised by our Advisor or organized by Hines; or

•	maintenance of a material business or professional relationship with Hines, our Advisor or any of their affiliates.

An independent director cannot be associated with us, Hines or our Advisor, either directly or indirectly, as set forth above. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with us, Hines, our Advisor, or their affiliates.

A business or professional relationship is considered material if the gross revenue derived by the director from our Advisor or Hines and their affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis.

In addition, our independent directors must meet the independence requirements specified below under “Corporate Governance.”

We currently have five directors, three of whom are independent. Generally, directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders and (if longer) until his or her successor has been duly elected and qualifies.

During 2016, our board of directors held 28 meetings, including board committee meetings. No director attended fewer than 75% of the aggregate of all meetings held during 2016 by our board of directors and by board committees. We anticipate that all of our directors will attend our 2017 annual meeting of stockholders.

Nominees for the Board of Directors

The proxy holders named on the proxy card intend to vote for the election of the five nominees listed below. Our board of directors has selected these nominees on the recommendation of the board’s Nominating and Corporate Governance Committee. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are voting by telephone or the Internet, follow the instructions provided when you vote. Directors will be elected by the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the meeting. Any shares not voted by abstention, withholding authority, or broker non-vote will have the effect of votes against the election of nominees to our board of directors.

If, by the time of the meeting, one or more of the nominees should become unable to serve for any reason, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Nominating and Corporate Governance Committee. No proxy will be voted for a greater number of persons than the number of nominees described in this proxy statement.

The following individuals are the five nominees for our board of directors:

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Jeffrey C. Hines	61	2013
Mr. Hines joined Hines in 1982. Mr. Hines has served as Chairman of our board of directors and Chairman of the managers of the general partner of our Advisor since July 2013. Mr. Hines also has served as the Chairman of the board of directors of Hines Global I and Chairman of the managers of the general partner of Hines Global REIT Advisors LP, the advisor to Hines Global I since December 2008. Mr. Hines also has been the Chairman of the board of directors of Hines Real Estate Investment Trust, Inc. (“Hines REIT”), Chairman of the managers of the general partner of HALP Associates Limited Partnership, the advisor to Hines REIT and a member of the management board of the Hines US Core Office Fund LP (“Core Fund”), since August 2003. He is also the co-owner and President and Chief Executive Officer of the general partner of Hines and is a member of Hines’ Executive Committee. Mr. Hines is responsible for overseeing all firm policies and procedures as well as day-to-day operations of Hines. He became President of the general partner of Hines in 1990 and Chief Executive Officer of the general partner of Hines in January 2008 and has overseen a major expansion of the firm’s personnel, financial resources, domestic and foreign market penetration, products and services. He has been a major participant in the development of the Hines domestic and international acquisition program and currently oversees a portfolio of $96.5 billion in assets under management. Mr. Hines graduated from Williams College with a B.A. in Economics and received his M.B.A. from the Harvard Business School.

We believe that Mr. Hines’ career, spanning more than 35 years in the commercial real estate industry, and the depth of his knowledge of Hines and its affiliates qualify him to serve as Chairman of our board of directors.

Charles M. Baughn	62	2013
Mr. Baughn joined Hines in 1984. Mr. Baughn has served as a member of our board of directors and as a manager of the general partner of our Advisor since July 2013. Mr. Baughn also has served as a member of the board of directors of Hines Global I and as a member of the general partner of its advisor since December 2008. Mr. Baughn also has been a member of the board of directors of Hines REIT since April 2008 and a manager of the general partner of its advisor since August 2003. Mr. Baughn also served as Chief Executive Officer of Hines REIT from August 2003 through April 1, 2008. He has served as the Senior Managing Director and Chief Financial Officer of the general partner of Hines since 2012. In this role, he is responsible for overseeing Hines’ operating business including central services, balance sheet-related activities and bank and other debt financing. Previously, he also has served as an Executive Vice President and CEO-Capital Markets Group of the general partner of Hines from April 2001 through 2012 and, as such, was responsible for overseeing Hines’ capital markets group, which raises, places and manages equity and debt for Hines projects in the U.S. and internationally, Mr. Baughn is also a member of Hines’ Executive Committee and a director of our Dealer Manager. Until May 2015, Mr. Baughn also served as the Chief Executive Officer of our Dealer Manager. Mr. Baughn has also been a member of the management board of the Core Fund since 2003. During his tenure at Hines, he also has contributed to the development or redevelopment of over 9 million square feet of office and special use facilities in the southwestern United States. He graduated from the New York State College of Ceramics at Alfred University with a B.A. and received his M.B.A. from the University of Colorado. Mr. Baughn holds Series 7, 24 and 63 securities licenses.

We believe that Mr. Baughn’s experience in the commercial real estate industry acquired during his more than 33-year career with Hines, including his familiarity with Hines’ financial and investment policies, qualifies him to serve on our board of directors.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Humberto “Burt” Cabañas	69	2014
Mr. Cabañas has served as one of our independent directors since July 2014. Mr. Cabañas is the Founder and Chairman of Benchmark Hospitality International, where he oversees Benchmark’s diverse portfolio, a position he has held since 1987. He also served as Chief Executive Officer at Benchmark from 1987 to 2013. Prior to his current position, he served as a Senior Vice President and in various other positions at The Woodlands Corporation, where he oversaw all hospitality operations. He presently serves as director on the Foundation Board of Florida International University and previously served as Chairman of the Industry Advisory Board for the Chaplin School of Hospitality & Tourism Management at Florida International University. Mr. Cabañas is also a founding board member and was the president of the International Association of Conference Centers (IACC). He is a graduate of Florida International University with a Bachelor’s degree in Hotel and Restaurant Management.

We believe Mr. Cabañas’ significant and deep experience in the hotel and hospitality industry and the real estate aspects of that industry makes him well-qualified to serve as one of our directors.

Dougal A. Cameron	59	2014
Mr. Cameron has served as one of our independent directors since July 2014. Mr. Cameron is President and Owner of Cameron Management, a position he has held since his founding of the firm in 1995. Cameron Management is a firm that owns, finances, leases, and manages all of its office buildings in an integrated fashion. From 1991-1994, Mr. Cameron was an owner and investment manager of VNSM Inc., an investment management firm with over $1 billion in assets under management. Prior to this time, he was an accountant with Arthur Young & Company (now Ernst & Young), and he worked as an asset and project manager for Hines from 1985 to 1991. Additionally, he was on the board of Mosher Inc., a private, closed-end mutual fund from 1992 to 1997. Mr. Cameron holds a bachelor’s degree in Accounting from Texas Tech University and an M.B.A. from Harvard Business School.

We believe that Mr. Cameron is well-qualified to serve as one of our directors due to his background in running a real estate firm since 1995 and his extensive experience in owning, leasing and managing office buildings as the company intends to make investments in office buildings along with other real estate product types.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
John O. Niemann, Jr.	60	2014
Mr. Niemann has served as one of our independent directors since July 2014. In addition, he has served as an independent director of HMS, which is a non-listed public business development company that is co-sponsored by Hines, since May 2012 and currently serves as the Chairman of the Audit Committee. He previously served as a director and Chairman of the Audit Committee of Gateway Energy Corporation from June 2010 until December 2013 (when the company went private). Since June 2013, he has served as a Managing Director of Andersen Tax LLC (formerly known as WTAS LLC). He is also the president and chief operating officer of Arthur Andersen LLP, and has been since 2003. He previously served on the administrative board of Arthur Andersen LLP and on the board of partners of Andersen Worldwide. He began his career at Arthur Andersen LLP in 1978 and has served in increasing responsibilities in senior management positions, since 1992. Mr. Niemann has served on the board of directors of many Houston area non-profit organizations, including Strake Jesuit College Preparatory School (past chair of the board), The Regis School of the Sacred Heart (past chair of the board), The Houston Symphony, The University of St. Thomas, The Alley Theatre and Taping for the Blind, Inc. He graduated with a bachelor of arts in managerial studies (magna cum laude) and a masters in accounting from Rice University and received a juris doctor (summa cum laude) from the South Texas College of Law.

We believe Mr. Niemann’s significant experience in the public accounting industry, including 37 years in various capacities at Arthur Andersen LLP makes him well qualified to serve as one of our directors and as the audit committee financial expert. Drawing on this experience, Mr. Niemann is able to provide valuable insights regarding our investment strategies, internal controls, and financial reporting. In addition, through his experience serving on the board of directors of other public companies, Mr. Niemann has previous experience in the requirements of serving on a public company board.

Our board of directors unanimously recommends a vote FOR each of the nominees.

CORPORATE GOVERNANCE

The five standing committees of our board of directors are: the Audit Committee, the Conflicts Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Valuation Committee. You may obtain copies of the charters for the Audit Committee, the Conflicts Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee from our website at www.hinessecurities.com/reits/hines-global-reit-2/corporate-governance/. Each committee has three members and is composed entirely of our three independent directors. Currently, Mr. Cabañas serves as chairman of the Conflicts Committee and Valuation Committee, Mr. Niemann, Jr. serves as chairman of the Audit Committee, Mr. Cameron serves as chairman of the Compensation Committee, as well as the Nominating and Corporate Governance Committee.

Our board of directors has determined that each of our independent directors is independent within the meaning of the applicable (i) provisions set forth in our Charter, and (ii) requirements set forth in the Exchange Act and the applicable SEC rules, and (iii) although our shares are not listed on the New York Stock Exchange (the “NYSE”), under the independence rules set forth in the NYSE Listed Company Manual. Our board of directors follows the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices. To be considered independent under the NYSE rules, the board of directors must determine that a director does not have a material relationship with us and/or our consolidated subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with any of those entities, including Hines and its affiliates). Under the NYSE rules, a director will not be independent if:

•	the director was employed by us within the last three years;

•	an immediate family member of the director was employed by us as an executive officer within the last three years;

•
the director, or an immediate family member of the director, received more than $120,000 during any 12-month period within the last three years in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
the director is a current partner or employee of a firm that is our internal or external auditor, the director has an immediate family member who is a current partner of such a firm, the director has an immediate family member who is a current employee of such a firm and personally works on our audit, or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time;

•
the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•
the director was an executive officer or an employee (or an immediate family member of the director was an executive officer) of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

Interested parties may communicate matters they wish to raise with the directors by writing to Hines Global REIT II, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Ryan T. Sims, Chief Financial Officer and Secretary. Mr. Sims will deliver all appropriate communications to the Nominating and Corporate Governance Committee of the board of directors, which will, in its discretion, deliver such communications (together with any recommendations) to the board of directors no later than the next regularly scheduled meeting of the board of directors.

Audit Committee

The Audit Committee, in performing its duties:

•	oversees the integrity of our financial statements and other financial information to be provided to our stockholders;

•	directly appoints, retains, compensates, evaluates and terminates the independent auditors;

•	reviews with the independent auditors the plans and results of the audit engagement;

•	approves professional services provided by our principal independent registered public accounting firm;

•	reviews the independence, performance and qualifications of our principal independent registered public accounting firm;

•	considers and approves the range of audit and non-audit fees;

•	reviews the adequacy of our systems of disclosure controls and internal controls over financial reporting; and

•	oversees our compliance with legal and regulatory requirements.

Our board of directors has determined that each member of our Audit Committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the NYSE rules. In addition, our board of directors has determined that John O. Niemann, Jr. is an “audit committee financial expert” within the meaning of the applicable rules promulgated by the SEC. Unless otherwise determined by the board of directors, no member of the committee may serve as a member of the Audit Committee of more than two other public companies. During 2016, the Audit Committee held five meetings.

The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2016 is presented below under the heading “Audit Committee Report.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, in performing its duties:

•	assists our board of directors in identifying individuals qualified to become members of our board of directors;

•	recommends candidates to our board of directors to fill vacancies on the board and to stand for election by the stockholders at the annual meeting;

•	recommends committee assignments for directors to the full board;

•	periodically assesses the performance of our board of directors;

•	reviews and recommends appropriate corporate governance policies and procedures to our board of directors; and

•
reviews and reassesses the adequacy of and compliance with our Code of Business Conduct and Ethics for Senior Officers and Directors and recommends any proposed modifications to our board of directors for approval.

Our board of directors has determined that each member of our Nominating and Corporate Governance Committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the NYSE rules.

Among the criteria the committee uses in evaluating the suitability of individual nominees for our board (whether such nominations are made by management, a stockholder or otherwise), the committee considers each nominee’s:

•	personal and professional integrity, experience and skills;

•	ability and willingness to devote the time and effort necessary to be an effective board member; and

•	commitment to acting in our best interests and the best interests of our stockholders.

The committee also gives consideration to the diversity of the board of directors in terms of having an appropriate mix of experience, education and skills, to the requirements contained in our Charter and to each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and to understand our business operations and objectives. Moreover, as required by our Charter, a director other than an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire, and at least one of our independent directors must have at least three years of relevant real estate experience.

If the board of directors determines to seek additional directors for nomination, the Nominating and Corporate Governance Committee considers whether it is advisable to retain a third-party search firm to identify candidates. During 2016, the committee paid no fees to third parties to assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee also considers nominees timely submitted by stockholders under and in accordance with the provisions of our bylaws (see “Stockholder Proposals for the 2018 Annual Meeting” below). A stockholder’s notice must set forth specified information as to each person whom the stockholder proposes to nominate for election to the board, including all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, by Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected). The Nominating and Corporate Governance Committee will consider all such nominees and will take into account all factors the committee determines are relevant, including the factors summarized above. During 2016, the Nominating and Corporate Governance Committee held two meetings.

Conflicts Committee

The Conflicts Committee reviews and approves specific matters that our board of directors believes may involve conflicts of interest to determine whether the resolution of the conflict of interest is fair and reasonable to us and our stockholders. The Conflicts Committee is responsible for reviewing and approving the terms of all transactions between us and Hines or its affiliates or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the advisory agreement (the “Advisory Agreement”) between us, Hines Global REIT II Properties LP (the “Operating Partnership”) and our Advisor. The Conflicts Committee is also responsible for reviewing and approving each purchase or lease by us of property from an affiliate or purchase or lease by an affiliate from us. The Conflicts Committee is responsible for reviewing our Advisor’s performance and the fees and expenses paid by us to our Advisor and any of its affiliates. The review of such fees and expenses is required to be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our stockholders. The Conflicts Committee is also responsible for reviewing Hines’ performance as property manager of our directly owned properties.

During 2016, the Conflicts Committee held five meetings. The Conflicts Committee has reviewed our policies and has determined that they are being followed by us and are in the best interests of our stockholders. Please read “Certain Relationships and Related Transactions - Policies and Procedures for Review of Related Party Transactions.” The Conflicts Committee reviewed each of the material transactions between Hines and its affiliates and the Company, which occurred during 2016. These transactions are described in “Certain Relationships and Related Transactions” below. The Conflicts Committee has determined that all our transactions and relationships with Hines and its affiliates during 2016 were fair and were approved in accordance with the policies referenced in “Certain Relationship and Related Transactions” below.

Compensation Committee

The Compensation Committee’s primary purpose is to oversee our compensation programs. The committee reviews and approves or recommends to our board of directors the compensation and benefits for our independent directors. We do not pay our non-independent directors for their service as directors. In the event we hire employees, our Compensation Committee will review and approve the compensation for our executive officers, as well as any employment, severance and termination agreements or arrangements made with any executive officer. We have not retained any independent compensation consultants.

The Compensation Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, provided that the decision of such subcommittee shall be presented to the full Compensation Committee at its next meeting. During 2016, the Compensation Committee held two meetings.

Valuation Committee

The Valuation Committee is responsible for the oversight of the process for the periodic valuation of our common stock, subject to the final approval of our board of directors. The Valuation Committee oversees the engagement of one or more independent valuation firms for purposes of performing an independent valuation consistent with the valuation policy adopted by our board of directors. The Valuation Committee reviews the report and other information provided by the independent valuation firm or firms and makes a recommendation to our board of directors as to the estimated net asset value, or NAV, of our common stock. During 2016, the Valuation Committee held three meetings.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics, which is applicable to our directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions, whether acting in their capacities as our officers or in their capacities as officers of our Advisor or its general partner. The Code of Business Conduct and Ethics covers topics including conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations. Our Code of Business Conduct and Ethics is available, free of charge, on the Corporate Governance section of our website, www.hinessecurities.com/reits/hines-global-reit-2/corporate-governance/. You may also obtain a copy of this code by writing to: Hines Global REIT II Investor Relations, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Waivers from our Code of Business Conduct and Ethics are discouraged, but any waivers from the Code of Business Conduct and Ethics that relate to any executive officer or director must be approved by our Nominating and Corporate Governance Committee and will be posted on our website at www.hinessecurities.com/reits/hines-global-reit-2/corporate-governance/ within four business days of any such waiver.

Compensation Committee Interlocks and Insider Participation

During 2016, our Compensation Committee consisted of Messrs. Cabañas, Cameron and Niemann, our three independent directors. None of our executive officers served as a director or member of the compensation committee of an entity whose executive officers included a member of our board of directors or Compensation Committee.

Board Leadership Structure and Role in Risk Oversight

We separate the roles of Chief Executive Officer and Chairman of our board of directors in recognition of the differences between the two roles. Sherri W. Schugart, as our Chief Executive Officer, is responsible for overall management of our business strategy and day-to-day operations, while Mr. Hines, as our Chairman, presides over meetings of our board of directors and provides guidance to Ms. Schugart regarding policies and procedures approved by our board of directors.

As described above, our board of directors has determined that three of the five members of our board of directors are “independent” within the standards of the NYSE, and each of our committees is comprised entirely of our independent directors. Each committee is given significant responsibility to oversee our governance policies and procedures and remains actively involved in the oversight of risk management and assessment. Our board of directors receives periodic presentations from our executive officers regarding our compliance with our corporate governance practices. While our board of directors maintains oversight responsibility, management is responsible for our day-to-day risk management processes. Our board of directors believes this division of responsibility is the most effective approach for addressing the risks we face.

DIRECTOR COMPENSATION

Our Compensation Committee designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. Because of our unique attributes as an externally-managed REIT, service as an independent director on our board requires a substantial time commitment. The Compensation Committee balances these considerations with the principles that our independent director compensation program should be transparent and, in part, should align directors’ interests with those of our stockholders.

The following table sets forth information regarding compensation of our directors during 2016.

2016 Director Compensation

Name	Fees Earned or Paid in Cash	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total Compensation
Humberto “Burt” Cabañas	$83,250	$—	$—	$—	$—	$83,250
Dougal A. Cameron	$82,250	$—	$—	$—	$—	$82,250
John O. Niemann, Jr.	$80,000	$—	$—	$—	$—	$80,000
Jeffery C. Hines and Charles M. Baughn (1)	$—	$—	$—	$—	$—	$—

(1)	Messrs. Hines and Baughn, who are employees of Hines, receive no compensation for serving as members of our board of directors.

We paid our independent directors an annual fee of $40,000, and a fee of $2,000 for each meeting of the board (or any committee thereof) attended in person. If a committee meeting was held on the same day as a meeting of our board of directors, each independent director received $1,500 for each committee meeting attended in person on such day. We also paid each of our independent directors a fee of $750 for each board or committee meeting attended via teleconference.

We paid the following annual retainers (prorated for a partial term) to the Chairpersons of our board committees for 2016:

•	$7,500 to the Chairperson of the Conflicts Committee;

•	$10,000 to the Chairperson of the Audit Committee;

•	$5,000 to the Chairperson of the Compensation Committee;

•	$5,000 to the Chairperson of the Nominating and Corporate Governance Committee; and

•	$5,000 to the Chairperson of the Valuation Committee.

All directors are reimbursed by us for reasonable out-of-pocket expenses incurred in connection with attendance at board or committee meetings.

Effective as of September 13, 2017, each independent director elected or reelected to the board (whether through a stockholder meeting or by directors to fill a vacancy on the board) will be granted $5,000 in restricted Class A Shares on or about the date of election or reelection. These restricted Class A Shares will fully vest on the earlier to occur of: (i) the first anniversary of the applicable grant date, subject to the independent director serving continuously as an independent director through and until the first anniversary of the applicable grant date; (ii) the termination of service as an independent director due to the independent director’s death or disability; or (iii) a change in control of the Company, subject to the independent director serving continuously through and until the date of the change in control of the Company.

EXECUTIVE OFFICERS

Listed below are our current executive officers, each of whom has been elected to serve until our 2017 annual meeting of stockholders, or (if longer) until a qualified successor has been duly elected. The business address of each of our executive officers is: c/o Hines Global REIT II, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118.

Name and Title	Age	Experience
Sherri W. Schugart, President and Chief Executive Officer	51
Ms. Schugart joined Hines in 1995. Ms. Schugart has served as President and Chief Executive Officer for us and for the general partner of our Advisor since August 2013. Ms. Schugart also has served as President and Chief Executive Officer for Hines Global I and for the general partner of its Advisor since March 2013. Additionally, since March 2013, Ms. Schugart also has served as President and Chief Executive Officer for Hines REIT, the general partner of its Advisor and the Core Fund. In February 2016, Ms. Schugart was appointed as member of Hines’ Executive Committee. In these roles, Ms. Schugart is responsible for the overall management of each funds’ business strategy and operations in the U.S. and internationally. Also since March 2013, Ms. Schugart has served as the President and Chief Executive Officer of HMS and HMS Adviser GP LLC, the general partner of the adviser to HMS. Additionally, in February 2014, Ms. Schugart was appointed as the Chairperson of the board of directors of HMS. HMS is a public specialty finance company sponsored by Hines, which was formed in 2011 and intends to make debt and equity investments in companies with revenues generally between $10 million and $3 billion that operate in diverse industries. Prior to March 2013, Ms. Schugart had served as the Chief Operating Officer for Hines Global I and the general partner of its advisor and as the Chief Operating Officer of Hines REIT, the general partner of its advisor and the Core Fund since November 2011. In these roles, Ms. Schugart was responsible for the execution of each entity’s business plan and oversight of day-to-day business operations, including issues related to portfolio strategy, asset management and all other operational and financial matters of each entity. Ms. Schugart also served as Chief Financial Officer for Hines Global I and the general partner of its advisor from inception in December 2008 through October 2011. Ms. Schugart also served as the Chief Financial Officer for Hines REIT and the general partner of its advisor from August 2003 through October 2011 and as the Chief Financial Officer of the Core Fund from July 2004 through October 2011. In these roles, her responsibilities included oversight of financial and portfolio management, equity and debt financing activities, investor relations, accounting, financial reporting, compliance and administrative functions in the U.S. and internationally. She has also been a Senior Managing Director of the general partner of Hines since October 2007 and has served as a director of the Dealer Manager since May 2004. Prior to holding these positions, she was a Vice President in Hines Capital Markets Group raising equity and debt financing for various Hines investment vehicles in the U.S. and internationally. Ms. Schugart has been responsible for arranging and managing more than $10 billion in equity and debt for Hines’ public and private investment funds. Prior to joining Hines, Ms. Schugart spent eight years with Arthur Andersen LLP, where she served both public and private clients in the real estate, construction, finance and banking industries. She holds a Bachelor of Business Administration degree in Accounting from Southwest Texas State University.

Name and Title	Age	Experience
Ryan T. Sims, Chief Financial Officer and Secretary	45
Mr. Sims joined Hines in August 2003. Mr. Sims has served as Chief Financial Officer and Secretary for us and the general partner of our Advisor since August 2013. Since November 2011, Mr. Sims has served as Chief Financial Officer and Secretary for Hines Global I and the general partner of its Advisor. Since November 2011, Mr. Sims also has served as Chief Financial Officer and Secretary of Hines REIT, the general partner of its Advisor and the Core Fund. Also since 2011, Mr. Sims has served as the Chief Financial Officer and Secretary of HMS and of the general partner of the adviser to HMS. In these positions, Mr. Sims is responsible for the oversight of financial operations, equity and debt financing activities, investor relations, accounting, financial reporting, tax, legal, compliance and administrative functions in the U.S. and internationally. Prior to this time, Mr. Sims served as the Chief Accounting Officer for Hines Global I and the general partner of its Advisor since their inception in December 2008. Mr. Sims also served as the Chief Accounting Officer for Hines REIT, the general partner of its Advisor and the Core Fund since April 2008. In these roles, he was responsible for the oversight of the accounting, financial reporting and SEC reporting functions, as well as the Sarbanes-Oxley compliance program in the U.S. and internationally. He was also responsible for establishing the companies’ accounting policies and ensuring compliance with those policies in the U.S. and internationally. He has also previously served as a Senior Controller for Hines REIT and the general partner of its Advisor from August 2003 to April 2008 and the Core Fund from July 2004 to April 2008. Prior to joining Hines, Mr. Sims was a manager in the audit practice of Arthur Andersen LLP and Deloitte & Touche LLP, serving clients primarily in the real estate industry. He holds a Bachelor of Business Administration degree in Accounting from Baylor University and is a certified public accountant.

David L. Steinbach, Chief Investment Officer	40
Mr. Steinbach joined Hines in 1999. Mr. Steinbach has served as the Chief Investment Officer for us and the general partner for our Advisor since July 2014. Mr. Steinbach also serves as the Chief Investment Officer for Hines Global I and the general partner of its advisor since July 2014. Also, since February 2017, Mr. Steinbach has served as the Chief Investment Officer for the general partner of Hines. In these roles, he is responsible for management of the real estate acquisition program in the U.S. and internationally. He also has served as a Managing Director of the general partner of Hines from February 2011 to February 2017. He has been responsible for the acquisition of over $4 billion in assets for various Hines affiliates in the U.S. and internationally. Prior to this role, he served in various roles in which he was responsible for acquisitions, asset management and property dispositions on behalf of Hines REIT, Hines Global I and the Core Fund, both in the U.S. and internationally. He graduated from Texas A&M University with a Bachelors and Masters in Business Administration.

Name and Title	Age	Experience
Kevin L. McMeans, Asset Management Officer	52
Mr. McMeans joined Hines in 1992. Mr. McMeans has served as the Asset Management Officer for us and the general partner of our Advisor since August 2013. Mr. McMeans also has served as Asset Management Officer for Hines Global I and the general partner of its advisor since December 2008. Mr. McMeans has also served as the Asset Management Officer of Hines REIT and the general partner of its advisor since April 2008. He also has served as the Asset Management Officer of the Core Fund since January 2005. Since February 2015, he has served as the Senior Managing Director of Investment Management of the general partner of Hines. Prior to February 2015, he also has served as a Managing Director of Investment Management of the general partner of Hines. In these roles, he is responsible for overseeing the management of the various investment properties owned by each of the funds in the U.S. and internationally. He previously served as the Chief Financial Officer of Hines Corporate Properties, an investment venture established by Hines with a major U.S. pension fund, from 2001 through June 2004. In this role, Mr. McMeans was responsible for negotiating and closing debt financings, underwriting and evaluating new investments, negotiating and closing sale transactions and overseeing the administrative and financial reporting requirements of the venture and its investors. Before joining Hines, Mr. McMeans spent four and a half years at Deloitte & Touche LLP in the audit department. He graduated from Texas A&M University with a B.S. in Computer Science.

J. Shea Morgenroth, Chief Accounting Officer and Treasurer	41
Mr. Morgenroth joined Hines in October 2003. Mr. Morgenroth has served as Chief Accounting Officer and Treasurer for us and the general partner of our Advisor since July 2013. Since November 2011, Mr. Morgenroth has served as Chief Accounting Officer and Treasurer for Hines Global I and the general partner of its advisor. Since November 2011, Mr. Morgenroth also has served as Chief Accounting Officer and Treasurer of Hines REIT and the general partner of its advisor. In these roles, Mr. Morgenroth is responsible for the oversight of the treasury, accounting, financial reporting and SEC reporting functions, as well as the Sarbanes-Oxley compliance program in the U.S. and internationally. Prior to his appointment, Mr. Morgenroth served as a Senior Controller for Hines Global I and the general partner of its advisor since their inception in December 2008 and for Hines REIT and the general partner of its advisor since January 2008 and as a Controller for Hines REIT and its advisor from October 2003 to January 2008. In these roles, he was responsible for the management of the accounting, financial reporting and SEC reporting functions. Prior to joining Hines, Mr. Morgenroth was a manager in the audit practice of Arthur Andersen LLP and Deloitte & Touche LLP, serving clients primarily in the real estate industry. He holds a Bachelor of Business Administration degree in Accounting from Texas A&M University and is a certified public accountant.

EXECUTIVE COMPENSATION

We have no employees. Our day-to-day management functions are performed by our Advisor and its affiliates. All of our executive officers are employed by and receive compensation from our Advisor or its affiliates, for all of their services to the Hines organization, including their service as our executive officers. The compensation received by our executive officers is not paid or determined by us, but rather by our Advisor or affiliates of our Advisor based on all the services provided by these individuals to the Hines organization, including us. As a result, we do not have and our compensation committee has not considered, a compensation policy or program for our executive officers and have not included a “Compensation Discussion and Analysis,” or “Compensation Committee Report” in this proxy statement. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to our Advisor and its affiliates.

STOCK OWNERSHIP BY DIRECTORS,
EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS

Ownership

The following table shows, as of April 5, 2017, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the owner of such shares has the sole voting and investment power with respect thereto.

		Common Stock Beneficially Owned (2)
Name of Beneficial Owner (1)	Position	Number of Shares of Common Stock		Percentage of Class
Jeffrey C. Hines	Chairman of the Board	225,007.898	(3)(4)	*
Humberto “Burt” Cabañas	Independent Director	11,164.447		*
Dougal A. Cameron	Independent Director	—		—%
John O. Niemann, Jr.	Independent Director	11,190.446		*
Charles M. Baughn	Director	12,866.342		*
Sherri W. Schugart	President and Chief Executive Officer	22,167.720		*
Ryan T. Sims	Chief Financial Officer and Secretary	4,438.085		*
David L. Steinbach	Chief Investment Officer	5,536.118		*
Kevin L. McMeans	Asset Management Officer	5,536.194		*
J. Shea Morgenroth	Chief Accounting Officer and Treasurer	4,441.741		*
All directors and executive officers as a group		302,348.991		0.9%

*    Amount represents less than 1%

(1)	The address of each person listed is c/o Hines Global REIT II, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6618.

(2)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of the Company’s stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days of April 5, 2017 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

(3)
Includes all common shares owned directly by Hines Global REIT II Investor Limited Partnership. Mr. Hines is deemed to be the beneficial owner of the shares owned by Hines Global REIT II Investor Limited Partnership.

(4)
This amount does not include the (i) 21,111 OP Units in the Operating Partnership and (ii) the Special OP Units owned by Hines Global REIT II Associates Limited Partnership. Mr. Hines and Gerald D. Hines indirectly own and/or control Hines Global REIT II Associates Limited Partnership. Limited partners in the Operating Partnership may request repurchase of their OP Units for cash or, at our option, shares of common stock on a one-for-one basis, beginning one year after such OP Units were issued. The holder of the Special OP Units is entitled to distributions from the Operating Partnership under certain circumstances. In addition, under the Advisory Agreement, if we are not advised by an entity affiliated with Hines, Hines or its affiliates may cause the Operating Partnership to purchase some or all of the Special OP Units or any other OP Units then held by such entities for cash (or in certain cases, a promissory note) or our shares as determined by the seller.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors and executive officers of companies with a class of equity securities registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC. These persons are required by SEC regulations to furnish the issuer of such securities with copies of all Section 16 forms that they file with the SEC.

Based solely on our review of the copies of the forms received by us or written representations from certain reporting persons, we believe that in 2016 our directors and executive officers complied with all filing requirements under Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Advisor

We do not have employees. Subject to the supervision of our board of directors, our day-to-day operations are conducted by our Advisor in accordance with the Advisory Agreement. Our Advisor is an affiliate of Hines and is wholly-owned, indirectly, by, or for the benefit of, the Chairman of our board of directors, Jeffrey C. Hines, and his father, Gerald D. Hines. All of our executive officers are employed by, and all of our executive officers actively participate in, the management of our Advisor and its affiliates. Jeffrey C. Hines serves as the Chairman of the Managers of the general partner of our Advisor and Charles M. Baughn serves as a Manager of the general partner of our Advisor.

Our executive officers have control and primary responsibility for the management decisions of our Advisor, including the selection of investment properties to be recommended to our board of directors, the negotiations for these investments, and the property management and leasing of properties we acquire directly. Our Advisory Agreement was renewed as of December 31, 2016 and has a one year term that may be renewed for an unlimited number of successive periods (up to one year at a time) upon the mutual consent of the parties. Renewals of the agreement must be approved by the Conflicts Committee. The Advisory Agreement may be terminated:

•
immediately by us (i) in the event our Advisor commits fraud, criminal conduct, willful misconduct or negligent breach of fiduciary duty, (ii) upon the bankruptcy of our Advisor or its involvement in similar insolvency proceedings or (iii) in the event of a material breach of the Advisory Agreement by our Advisor that remains uncured after 10 days’ written notice;

•	without cause or penalty by us or by our Advisor upon 60 days’ written notice; or

•
immediately by our Advisor upon our bankruptcy or involvement in similar insolvency proceedings or any material breach of the Advisory Agreement by us that remains uncured after 10 days’ written notice.

The Advisor and its affiliates receive compensation and are reimbursed for certain expenses in connection with services provided to us. These payments are summarized below. In the event the Advisory Agreement is terminated, our Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursements within 30 days. Upon termination, we may also be obligated to purchase certain ownership interests in the Operating Partnership owned by our Advisor or other affiliates of Hines under certain circumstances.

The following summarizes fees our Advisor earned under the Advisory Agreement during 2016:

•
Under the Advisory Agreement in effect until February 29, 2016, we reimbursed our Advisor for all issuer costs incurred by our Advisor or its affiliates in connection with our organization and our initial public offering up to a limit (when combined with selling commissions and Dealer Manager fees paid in connection with the offering) of 15% of aggregate gross proceeds. Such issuer costs consist of, among other costs, expenses of our organization, actual legal, accounting, bona fide out-of-pocket itemized and detailed due diligence costs, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering-related costs. We incurred approximately $3.1 million during 2016 as reimbursement to our Advisor or its affiliates for issuer costs they incurred in connection with our initial public offering.

•
The Advisory Agreement was amended, effective as of February 29, 2016, to reflect that we will not reimburse our Advisor for the cumulative issuer costs incurred in connection with our organization and our public offerings in excess of 2.5% of gross offering proceeds from our public offerings. Although the cap is equal to 2.5% of gross offering proceeds from our public offerings, we estimate that the total reimbursement that ultimately will be paid to our Advisor and its affiliates will be less than 2.5% of cumulative gross offering proceeds. As a result of the cap on reimbursement as a percentage of gross offering proceeds, as of February 29, 2016, we were only obligated to reimburse our Advisor for $3.2 million of issuer costs out of the $8.2 million of issuer costs our Advisor had incurred. On April 14, 2016, our Advisor reimbursed us for $4.0 million in issuer costs that we had previously reimbursed in excess of this new 2.5% cap. As we raise additional offering proceeds, we expect to reimburse our Advisor for the $4.0 million in issuer costs they repaid to us to the extent such costs do not exceed 2.5% of gross offering proceeds from our public offerings.

•
Under the Advisory Agreement, we pay our Advisor an acquisition fee in connection with investments we make, equal to 2.25% of (i) the purchase price of real estate investments acquired, including any debt attributable to such investments, or the total principal amounts borrowed under any loans made or acquired directly by us, or (ii) when we make an investment or make or acquire a loan indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity, including any debt attributable to such investments, or the total principal amount borrowed under any loans made or acquired by that entity. Under the Advisory Agreement, we also reimburse our Advisor for certain acquisition expenses incurred in connection with the purchase of real estate investments. The Advisor earned $5.7 million in acquisition fees during the year ended December 31, 2016, and we have reimbursed our Advisor $164,000 related to acquisition expenses incurred in 2016.

•
Under the Advisory Agreement, we pay our Advisor a monthly asset management fee of 0.0625% per month of the cost of our real estate investments at the end of each month; provided that, if our board of directors has determined an estimated net asset value per share, then, with respect to real estate investments included in the board of directors’ determination, the asset management fees will be equal to 0.0625% per month of the most recently determined value of such real estate investments at the end of each month. Further, our Advisor agreed to waive asset management fees for each quarter in 2016, to the extent that our modified funds from operations (“MFFO”), for a particular quarter, is less than our distributions declared for such quarter. As a result of these waivers, our Advisor waived $1.3 million of the $2.2 million in asset management fees payable to it during the year ended December 31, 2016. As a result of these fee waivers, cash flows from operations that would have been paid to our Advisor for asset management fees may be available to pay distributions to stockholders. These fee waivers are not deferrals and accordingly, any fees that are waived will not be paid to our Advisor in cash at any time in the future.

•
Under the Advisory Agreement, we pay our Advisor a disposition fee in an amount equal to (a) 1.0% of the market value determined in connection with a listing of our common stock on a national securities exchange, or 1.0% of the gross consideration received or to be received by us or our stockholders upon the occurrence of any other liquidity event involving us or the Operating Partnership, pursuant to which our stockholders receive in exchange for their shares of our common stock, cash, listed securities, securities redeemable for cash, or a combination thereof, or (b) 1.0% of the gross sales price upon the sale or transfer of one or more real estate investments (including a sale of all of our real estate investments). Even if the Advisor, its affiliates or related parties receive a disposition fee, we may still be obligated to pay fees or commissions to another third party. However, when a real estate or brokerage fee is payable in connection with a particular transaction, the amount of the disposition fee paid to the Advisor or its affiliates or related parties, as applicable, may not exceed an amount equal to the lesser of (i) one-half of a competitive real estate or brokerage commission and (ii) 1.0% of the gross sales price and, when added to the sum of all real estate or brokerage fees and commissions paid to unaffiliated parties, may not exceed the lesser of (x) a competitive real estate or brokerage commission or (y) an amount equal to 6.0% of the gross sales price. The Advisor did not earn any disposition fees during the year ended December 31, 2016.

•
Likewise, under the Advisory Agreement, we will reimburse our Advisor for all operating expenses paid or incurred by the Advisor in connection with the services provided to us, subject to the limitation that we will not reimburse the Advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2.0% of our average invested assets, or (B) 25.0% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period (the “2%/25% Limitation”). In 2016, these limits were not exceeded. In 2016, our Advisor incurred $1.0 million in expenses, such as general and administrative expenses, on our behalf, which were reimbursed by the Company. See “Hines - Property Management and Leasing Agreements” below for additional information concerning expense reimbursements to Hines.

We also agreed to indemnify our Advisor against losses it incurs in connection with its performance of its obligations under the Advisory Agreement, subject to terms and conditions in the Advisory Agreement.

Hines Global REIT II Associates Limited Partnership, an affiliate of Hines, as the holder of the Special OP Units in the Operating Partnership, will be entitled to receive distributions from the Operating Partnership in an amount equal to 15% of distributions, including from sales of real estate investments, refinancings and other sources, but only after our stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions equal to their invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such invested capital. The Special OP Units may be converted into OP Units that, at the election of the holder, will be repurchased for cash (or, in the case of (iii) below, a promissory note) or shares of our common stock, following: (i) the listing of our common stock on a national securities exchange, or (ii) a merger, consolidation or sale of substantially all of our assets or any similar transaction, a purchase, tender or exchange offer that results in the tender or exchange of more than 50% of our outstanding common stock, or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed or (iii) the occurrence of certain events that result in the termination or non-renewal of our Advisory Agreement.

The Dealer Manager

The Dealer Manager manages our public offering and serves as our dealer manager. The Dealer Manager is an affiliate of Hines and is wholly-owned, indirectly, by Jeffrey C. Hines and his father, Gerald D. Hines. On July 25, 2016, we and our Advisor entered into an amended and restated dealer manager agreement with the Dealer Manager, effective as of August 2, 2016, related to our public offering (the “Amended Dealer Manager Agreement”). Pursuant to the Amended Dealer Manager Agreement, our Advisor will pay a portion of the dealer manager fees payable to the Dealer Manager in an amount equal to 1.5% of the gross offering proceeds with respect to Class A shares and Class T shares of our common stock sold in the primary offering on and after August 2, 2016. The Advisor will not be reimbursed by us in any way for the payment of such dealer manager fees.

Furthermore, pursuant to the Amended Dealer Manager Agreement, we pay the Dealer Manager a selling commission of up to 7.0% of gross offering proceeds per Class A share and up to 2.0% of gross offering proceeds per Class T share, as well as a dealer manager fee of up to 1.5% of gross offering proceeds per Class A share and up to 1.25% of gross offering proceeds per Class T share, all of which are recorded as an offset to additional paid-in-capital in our financial statements. Prior to the effective date of the Amended Dealer Manager Agreement, we paid the Dealer Manager a dealer manager fee of up to 3.0% of gross offering proceeds per Class A share and up to 2.75% of gross offering proceeds per Class T share. In addition, we paid the Dealer Manager annual distribution and stockholder servicing fees of 1.0% of the gross offering price per share (or, if we are no longer offering primary shares, the then-current net asset value per share of such class of shares, if any has been disclosed) for the Class T shares purchased and outstanding.

Pursuant to separately negotiated agreements, the Dealer Manager may reallow all of its selling commissions and a portion of its dealer manager fees and distribution and stockholder servicing fees to broker dealers participating in our public offering. The Dealer Manager, in its sole discretion, may also pay to participating broker dealers out of its dealer manager fee a marketing fee and may reimburse participating broker dealers for distribution and marketing-related costs and expenses, such as costs associated with attending or sponsoring conferences and technology costs. None of these fees will be paid for the sale of shares under our distribution reinvestment plan.

During the year ended December 31, 2016:

•
the Dealer Manager earned approximately $3.0 million in dealer manager fees, which excludes the amount paid to the Dealer Manager by our Advisor, in connection with our public offering, a portion of which the Dealer Manager re-allowed to participating broker dealers;

•	the Dealer Manager earned approximately $5.3 million in selling commissions in connection with our public offering, all of which the Dealer Manager re-allowed to participating broker dealers; and

•
the Dealer Manager earned approximately $408,000 in distribution and stockholder servicing fees in connection with our public offering, all of which the Dealer Manager re-allowed to participating broker dealers.

Hines

Property Management and Leasing Agreements

Hines or its affiliates manage the properties in which we invest. When we acquire properties directly, we expect that we will pay Hines property management fees, leasing fees, tenant construction fees and other fees customarily paid to a property manager. Hines is wholly-owned by Jeffrey C. Hines and his father, Gerald D. Hines.

During the year ended December 31, 2016, Hines earned the following approximate amounts pursuant to property management agreements under which Hines manages some of our properties:

•	$265,000 in property management fees; and

•
$675,000 for all costs Hines incurred in providing property management and leasing services pursuant to the property management and leasing agreements. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel located at the property as well as off-site personnel located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’ duties under the agreements.

Credit Facility with Hines

In December 2014, we entered into a credit facility with Hines (the “Hines Credit Facility”). Each advance under the Hines Credit Facility must be repaid within six months, subject to one six-month extension and subject to the satisfaction of certain conditions. Notwithstanding that each advance under the Hines Credit Facility matures six months after it is made, we are required to repay each advance under the Hines Credit Facility with proceeds from our public offering as such proceeds are raised, unless Hines Global II, through the Operating Partnership, enters into a revolving credit facility (the “OP Facility”), at which point we may use such proceeds from our public offering to repay the OP Facility, if any, prior to repaying any advances under our credit facility with Hines. The Hines Credit Facility also permits voluntary prepayment of principal and accrued interest. In December 2016, we entered into the first amendment to the Hines Credit Facility to extend the termination date for a period of up to one year. As amended, the Hines Credit Facility will terminate on the earlier of (a) the termination of the availability period as determined by Hines at its discretion (which will not impact the maturity date of any outstanding or previously approved advance under the credit facility); (b) December 15, 2017; and (c) the date Hines accelerates the repayment of the Hines Credit Facility pursuant to any event of default. For the year ended December 31, 2016, we made draws of $81.5 million and payments of $25.5 million under the Hines Credit Facility. Additionally, we incurred $64,000 in interest for the year ended December 31, 2016 related to the Hines Credit Facility.

The credit facility with Hines contains customary events of default, with corresponding grace periods, including payment defaults, bankruptcy-related defaults, and customary covenants, including limitations on liens and indebtedness and maintenance of certain financial ratios. The Company is not aware of any instances of noncompliance with financial covenants related to this loan agreement as of December 31, 2016.

Ownership Interests

The Operating Partnership

On July 31, 2013, we, along with our Advisor, formed the Operating Partnership. On September 6, 2013, Hines Global REIT II Investor Limited Partnership, an affiliate of the Advisor, purchased 1,111.111 shares of common stock for $10,000 and was admitted as our initial stockholder. Additionally, our Advisor made initial capital contributions to the Operating Partnership of $190,000 and, accordingly, owned a 95% limited partner interest in the Operating Partnership. As of December 31, 2016, our Advisor owned a 0.1% limited partner interest in the Operating Partnership.

Policies and Procedures for Review of Related Party Transactions

Potential conflicts of interest exist among us, Hines, our Advisor and other affiliates of Hines in relation to our existing agreements and how we will operate. Currently, three of our five directors are independent directors, and each of our independent directors, serve on the Conflicts Committee of our board of directors. The Conflicts Committee reviews and approves all matters that our board of directors believes may involve conflicts of interest.

In order to reduce the effect of certain potential conflicts of interest, our Charter contains a number of restrictions relating to transactions we enter into with Hines, our Advisor, any of our directors and their respective affiliates. These restrictions include, among others, the following:

•
Except as otherwise permitted in our Charter, we will not engage in transactions with Hines, our Advisor, any of our directors or their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•
We will not purchase a property from Hines, our Advisor, any of our directors or their respective affiliates without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to Hines, our Advisor, any of our directors or their respective affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In all cases where assets are acquired from Hines, our Advisor, any of our directors or their respective affiliates, the fair market value of such assets will be determined by an independent expert selected by our independent directors. In no event will we acquire any property from Hines, our Advisor, any of our directors or their respective affiliates at a price that exceeds the appraised value of the property; provided that in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, the appraised value will be based upon the completed value of the project as determined at the time the agreement to purchase the property is entered into. We will not sell or lease a property to Hines, our Advisor, any of our directors or their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us. Even following these procedures, Hines and its affiliates (including our officers and directors) may make substantial profits in connection with the acquisition or sale of properties from other investment vehicles sponsored by Hines, our Advisor, any of our directors or their respective affiliates.

•
We will not enter into joint ventures with Hines, our Advisor, any of our directors or their respective affiliates, unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approves such transaction as being fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments.

•
We will not make any loan to Hines, our Advisor, any of our directors or their respective affiliates except in the case of loans to our wholly owned subsidiaries and loans in which an independent expert has appraised the underlying asset. Any loans to us by Hines, our Advisor, any of our directors or their respective affiliates must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and on terms no less favorable to us than loans between unaffiliated parties under the same circumstances.

PROPOSAL TWO:
RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte & Touche”) serve as our principal accounting firm. Deloitte & Touche audited our financial statements for the years ended December 31, 2016 and 2015. Deloitte & Touche reports directly to our Audit Committee.

Fees

Deloitte & Touche’s aggregate fees billed to us for the fiscal years ended December 31, 2016 and 2015 are as follows:

	2016	2015
Audit Fees:	$601,900	$422,060
Audit-Related Fees (1):	$181,415	$160,000
Tax Fees:	$—	$—
All Other Fees:	$—	$—
Total Fees:	$783,315	$582,060
(1)    These fees primarily relate to internal control attestation consultations, accounting consultations and other attestation services.

Pre-approval Policies and Procedures

Our Audit Committee has adopted a pre-approval policy requiring the Audit Committee to pre-approve all audit and permissible non-audit services to be performed by Deloitte & Touche. In determining whether or not to pre-approve services, the Audit Committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC, and, if permissible, the potential effect of such services on the independence of Deloitte & Touche. All services performed for us in 2016 were pre-approved or ratified by our Audit Committee.

AUDIT COMMITTEE REPORT

To the Directors of Hines Global REIT II, Inc.:

We have reviewed Hines Global REIT II, Inc.’s audited financial statements as of and for the year ended December 31, 2016 and discussed them with management and the Company’s independent registered public accounting firm.

We have discussed with the independent auditors the matters required to be discussed by PCAOB Auditing Standard No.16 “Communications with Audit Committees” (PCAOB AS 16).

We have received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to Hines Global REIT II, Inc. and its affiliates is compatible with the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the board of directors that the financial statements referred to above be included in Hines Global REIT II, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

Audit Committee

John O. Niemann, Jr., Chairman
Humberto “Burt” Cabañas
Dougal A. Cameron

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Deloitte & Touche acted as our independent registered public accounting firm to audit our books and records for the year ended December 31, 2016, and the Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for the year ended December 31, 2017. Ratification of the appointment of auditors requires a majority of the votes cast. Any shares not voted, by abstention, broker non-vote or by not submitting a proxy, have no impact on the vote.

Our board of directors unanimously recommends a vote FOR ratification of the appointment by our Audit Committee of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. If our stockholders do not ratify the appointment, our Audit Committee will reconsider the appointment of Deloitte & Touche, but still may elect to retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in our best interest and the best interest of our stockholders.

Representatives of Deloitte & Touche are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from our stockholders.

PROPOSAL THREE:
AMENDMENT TO OUR CHARTER

Background

As a publicly registered, non-traded REIT, federal and state securities laws require us to register our public offerings with both the SEC and with the state securities regulators in each U.S. state in which we offer and sell our shares. Additionally, the majority of state securities regulators require us to renew these registrations annually. During this annual state renewal process, state securities administrators may review and comment upon the terms of our public offering and our Charter.

In connection with our application to renew the registration of our initial public offering of our common stock with the State of Washington, the securities administrator in the State of Washington conditioned its agreement to approve the renewal application upon the agreement of our management propose the Charter Amendment Proposal to our board of directors for consideration for submission to our stockholders. Specifically, the Charter Amendment Proposal seeks to amend a defined term in our Charter in order to conform our Charter to the NASAA REIT Guidelines. Our board of directors has declared the Charter Amendment Proposal advisable and has directed that the Charter Amendment Proposal be submitted for consideration by our stockholders at the Annual Meeting.

Our board of directors has declared the Charter Amendment Proposal advisable and has directed that the Charter Amendment Proposal be submitted for consideration by our stockholders at the Annual Meeting. Accordingly, at the Annual Meeting our stockholders will vote on the Charter Amendment Proposal. If the Charter Amendment Proposal is approved by our stockholders at the Annual Meeting, as soon as is practicable following the Annual Meeting we will file the Articles of Amendment to our Charter (the “Articles of Amendment”) with the State Department of Assessments and Taxation of Maryland (“SDAT”). The Articles of Amendment will become effective upon the filing of the Articles of Amendment with, and acceptance for record of the Articles of Amendment by, the SDAT. There is no guarantee that the Charter Amendment Proposal will be approved by our stockholders at the Annual Meeting. If the Charter Amendment Proposal is not approved by our stockholders at the Annual Meeting, we will not file the Articles of Amendment with the SDAT.

A form of the Articles of Amendment is included as Annex A to this proxy statement. The summary of certain terms of our Charter set forth below is qualified in its entirety by our Charter. The description of the Charter Amendment Proposal set forth below is qualified in its entirety by reference to Annex A.

Charter Amendment Proposal

Our Charter currently provides for certain protections to our stockholders in connection with any proposed transaction considered a “Roll-up Transaction” (as defined below) involving our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction. The protections afforded to our stockholders in the event of a Roll-up Transaction include: (1) the requirement that an appraisal of all of our assets be obtained from a independent appraiser and (2) the requirement that the person sponsoring the Roll-up Transaction must offer our common stockholders who vote “no” with respect to the Roll-up Transaction the choice of either (a) accepting the securities of a Roll-up Entity (as defined below) offered in the proposed Roll-up Transaction or (b) either remaining our stockholders and preserving their interests in our company as common stockholders on the same terms and conditions as existed previously, or receiving cash in an amount equal to their pro rata share of the appraised value of our net assets. In addition, our Charter provides that we are prohibited from participating in certain Roll-up Transactions, including any Roll-up Transaction (1) that would result in holders of our common stock having voting rights in a Roll-up Entity that are less than those provided for in Sections 8.1 and 8.2 of our Charter, (2) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor, (3) in which investor’s rights to access of records of the Roll-up Entity will be less than those provided to our stockholders pursuant to Sections 8.7 and 8.8 our Charter, and (4) in which any of the costs of the Roll-up Transaction would be borne by our company if the Roll-up Transaction is rejected by our common stockholders.

Article II of our Charter defines a “Roll-up Transaction” as a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of our company and the issuance of securities of another entity that would be created or would survive after the successful completion of such transaction (a “Roll-up Entity”). Our Charter excludes from the definition of a Roll-up Transaction, among other transactions, a transaction involving securities of a Roll-up Entity that have been listed on a national securities exchange for at least 12 months.

The securities administrator of the State of Washington required that we proxy our stockholders to amend the definition of “Roll-up Transaction” included in Article II of our Charter such that rather than excluding a transaction involving the securities of any Roll-Up Entity that have been listed on a national securities exchange for at least 12 months, it will exclude such a transaction only when our shares have been listed on a national securities exchange for at least 12 months. As a result of this proposed amendment, the protections afforded by our Charter in the event of a Roll-up Transactions would apply to transactions involving the issuance of securities of any entity irrespective of whether such securities have been listed so long as the securities of our Company have not been listed on a national securities exchange for at least 12 months. The securities administrator of the State of Washington has indicated that this amendment is necessary in order to conform the definition of Roll-up Transaction in our Charter to the definition set forth by the NASAA REIT Guidelines. Many state securities administrators deem the NASAA REIT Guidelines to be applicable to any REIT, such as our company, that is engaged in a public offering of securities which are not listed on a national securities exchange. Accordingly, our board of directors is submitting to our stockholders for approval an amendment to the definition of “Roll-Up Transaction” in Article II of the Charter, as follows:

“Roll-up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the ~~Roll-Up Entity~~ Company that have been listed on a national securities exchange for at least 12 months, or (ii) a transaction involving the conversion to limited liability company, partnership, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of the holders of the Common Shares, the term of existence of the Company, compensation to the Advisor or Sponsor or the investment objectives of the Company.

Our board of directors unanimously recommends a vote FOR approval of the Charter Amendment Proposal.

The Charter Amendment Proposal requires the affirmative vote of a majority of all votes entitled to be cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have the effect of votes against the Charter Amendment Proposal.

Appraisal Rights

Under Maryland law and our Charter, you will not be entitled to rights of appraisal with respect to the Charter Amendment Proposal. Accordingly, to the extent that you object to the Charter Amendment Proposal, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of common stock under the provisions of Maryland law governing appraisal rights.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2017 ANNUAL MEETING

Our board of directors does not intend to present for action at the 2017 Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for action at the meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement. Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2018 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than February 23, 2018.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings. For any proposal that is not submitted for inclusion in our proxy material for the 2018 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our current bylaws, for a stockholder proposal to be properly submitted for presentation at our 2018 annual meeting of stockholders, our Secretary must receive written notice of the proposal at our principal executive offices during the period beginning on January 24, 2018 and ending at 5:00 p.m., Central Time, on February 23, 2018 and must contain information specified in our bylaws, including:

•	the name and address of the proposing stockholder (and any beneficial owner on whose behalf the proposal is being made) as they appear on our books;

•	the number of shares of each class of Company stock owned beneficially and of record by the proposing stockholder (and the beneficial owner, if any);

•	as to each director nominee:

•	the name, age, business address, and residence address of the nominee;

•	the number of shares of each class of Company stock beneficially owned by the nominee;

•
all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved); and

•	as to any other business that the stockholder proposes to bring before the meeting:

•	a brief description of the business to be brought before the meeting;

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business that the proposing stockholder (and the beneficial owner, if any) may have.

All nominations must also comply with our Charter. All proposals should be sent via registered, certified or express mail to our Secretary at our principal executive offices at: Hines Global REIT II, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Ryan T. Sims, Chief Financial Officer and Secretary (telephone: (888) 220-6121).

You may obtain a copy of our Charter and our bylaws, in which these procedures are set forth, upon written request to our Secretary at the address above.

By Order of the Board of Directors,

Ryan T. Sims
Chief Financial Officer and Secretary

Houston, Texas
July 6, 2017

Annex A

ARTICLES OF AMENDMENT TO
THE ARTICLES OF AMENDMENT AND RESTATEMENT OF
HINES GLOBAL REIT II, INC.

Hines Global REIT II, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Company (the “Charter”) is hereby amended by deleting the existing definition of “Roll-Up Transaction” in Article II of the Charter in its entirety and substituting in lieu thereof the following definition to read as follows:

“Roll-up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange for at least 12 months, or (ii) a transaction involving the conversion to limited liability company, partnership, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of the holders of the Common Shares, the term of existence of the Company, compensation to the Advisor or Sponsor or the investment objectives of the Company.

SECOND: The amendment to the Charter as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Company entitled to vote thereon as required by law.

THIRD: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

FOURTH: Except as amended hereby, the rest and remainder of the Charter shall be and remains in full force and effect.

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Financial Officer and Secretary, and attested to by its Chief Accounting Officer and Treasurer on this ___ day of ____________, 2017.

ATTEST:	HINES GLOBAL REIT II, INC.

By:	By:
Name: J. Shea Morgenroth	Name: Ryan T. Sims
Title: Chief Accounting Officer and Treasurer	Title: Chief Financial Officer and Secretary

A-1

REVOCABLE PROXY CARD
HINES GLOBAL REIT II, INC.
ANNUAL GENERAL MEETING OF STOCKHOLDERS
SEPTEMBER 13, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking any proxy heretofore given for the Meeting of the Stockholders described below, hereby appoints Jeffrey C. Hines and Charles M. Baughn, and each of them, proxies, with full powers of substitution, to represent the undersigned at the Annual General Meeting of Stockholders of Hines Global REIT II, Inc., to be held on Wednesday, September 13, 2017 and at any adjournment thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as follows:

The shares represented by this proxy will be voted as directed herein. **IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED "FOR" APPROVAL OF ITEMS 1, 2 AND 3.** The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual General Meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued and to be signed on the reverse side)

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
Hines Global REIT II, Inc. Notice of Annual Meeting and proxy statement are available on the Internet at http://www.viewproxy.com/HGRII/2017.

Please mark your votes like this ☒

Item 1. Election of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.

☐ FOR ☐ WITHHOLD ☐ FOR ALL EXCEPT

(01) Jeffrey C. Hines
(02) Charles M. Baughn
(03) Humberto "Burt" Cabañas
(04) Dougal A. Cameron
(05) John O. Niemann, Jr.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

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Item 2. Approval of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2017. **THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL.**

☐ FOR ☐ AGAINST ☐ ABSTAIN

Item 3. Approval of an amendment to the Charter to comply with a request from a state securities administrator. **THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL.**

☐ FOR ☐ AGAINST ☐ ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Date ______________________________

Signature ______________________________

Signature ______________________________
(Joint Owners)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

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▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/HINESGII

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1(866)804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.